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Quintiles Transnational Corp.
Benefits Q&A – September 22, 2003

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

Employee Stock Ownership and 401(k) Plan (ESOP/401(k)) – United States Participants

1.	What will happen to the Quintiles shares I hold in the ESOP Portion of the ESOP/401(k) at closing?

Your ESOP shares — vested and unvested — will be converted to cash at $14.50 per share as soon as administratively possible after closing. If you have any ESOP shares in which you were not vested at closing, the amounts you receive for those shares will continue to vest at the same rate that your ESOP shares would have vested under the ESOP Portion of the ESOP/401(k).

2.	Will the cash I get for my ESOP shares remain in the plan after the merger?

Yes. ESOPs are a special form of profit sharing plan permitted to be invested primarily in employer stock. At closing, because it will no longer hold employer stock, the ESOP/401(k) will be converted to a profit sharing/401(k) plan. The cash you receive for your ESOP shares will be held in the profit sharing portion of the converted plan. When this cash enters the plan, it will be automatically invested in Fidelity’s Retirement Money Market Account.

3.	Will I have to pay any taxes on the sale of my ESOP shares?

The conversion of ESOP shares to cash within the plan, by itself, will not result in your having to pay any taxes.

4.	When can I change how the cash I receive for my ESOP shares is invested?

The investment options available under the profit sharing portion of the plan are the same as those available under the 401(k) portion of the plan. You may change your investment elections on the third day after the cash for your ESOP shares is received by the plan. You are strongly encouraged to review your investment elections as soon as possible. The Fidelity Retirement Money Market Account is the most conservative investment option offered under the plan and thus may not be the best choice for you depending upon your personal investment objectives.

5.	How do I change my investment elections?

Changes to your investment elections can be made online by accessing Fidelity NetBenefits at www.401k.com or by calling the Fidelity Retirement Benefits line at 1-800-835-5097. Participants using the 800 number must have their Social Security number to enter the system. First time users will not have a password and should enter zero (0), pound (#), and zero (0), pound (#) (twice) when the password is requested to reach a live customer service representative.

6.	Will the vesting schedule for the new profit sharing portion of the plan be the same as the old ESOP vesting schedule?

Yes. If you have any ESOP shares in which you were not vested at closing, the amounts you receive for those shares will continue to vest at the same rate that your ESOP shares would have vested under the ESOP Portion of the ESOP/401(k).

ESOP Portion of ESOP/401(k) – Participants Who Participate(d) By Virtue of Their Employment by Quintiles GmbH (German Participants)

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	What will happen to my ESOP shares at closing?

Your ESOP shares — vested and unvested — will be converted to cash at $14.50 per share as soon as administratively possible after closing.

2.	Will I participate in the new profit sharing/401(k) plan going forward?

No. The company has recently put another retirement plan in place for you. Consequently, effective as of closing, your participation in the US plan will be terminated and your account balances will be paid out to you.

3.	What will happen to my unvested ESOP shares at closing?

At closing, you will become fully vested in your ESOP shares. (Note: Participants who terminate employment other than as a result of their retirement, death or disability before closing will forfeit any unvested portion of their accounts, as they always have.)

4.	When will my account balance be paid out to me?

Your account balance will be paid out to you as soon as administratively possible following closing and receipt of your completed distribution form.

5.	Is there anything I need to do to facilitate the distribution?

Yes. You need to complete a distribution form. Distribution forms are available from Karoline Gottschalk in Human Resources at Quintiles GmbH.

It is also in your best interests to complete and return U.S. Forms W-7 (Application for a Valid IRS Individual Taxpayer Identification Number (ITIN)) and W-8BEN (Certificate of Foreign Status of Beneficial Ownership for U.S. Tax Withholding Form.) Form W-7 should be returned directly to the U.S. Internal Revenue Service. Form W-8BEN should be returned to Karoline Gottschalk in Human Resources at Quintiles GbmH. If you complete and return these forms, you will avoid the required 30% U.S. federal income withholding as permitted by the Tax Treaty between the U.S. and Germany. These forms were distributed to all active and terminated Quintiles GmbH employees in July. They continue to be available from Karoline Gottschalk in Human Resources at Quintiles GmbH. (Note: The instructions to Form W-7 indicate that it may take 4 to 6 weeks to be notified in writing of your ITIN number.

You must have an ITIN number to complete Form W-8BEN. Consequently, if you have not already begun your application for an ITIN, you should do so right away.)

6.	Will U.S. federal income taxes be deducted from my distribution?

Yes, unless you have completed and returned a Form W-8BEN or your distribution is less than $200. (Note: Distributions may still be subject to German tax withholding.)

7.	How will my distribution be processed if I have completed and returned a Form W-8BEN?

The company will send your distribution form and W-8BEN to Fidelity. Fidelity will send one check payable to “Quintiles FBO” (for benefit of) the participant to Quintiles GmbH. Quintiles GmbH will then issue you a new check, less any German taxes due. (Note: German law requires that Quintiles GmbH deposit these taxes directly with the German tax authorities.)

8.	How will my distribution be processed if I have not completed and returned a Form W-8BEN?

You are strongly encouraged to complete and return a Form W-8BEN. If you do not do so, the company will send your distribution form to Fidelity. Fidelity will send one check less 30% for U.S. federal income taxes (assuming your distribution is greater than $200) payable to “Quintiles FBO” (for benefit of) the participant to Quintiles GmbH. Quintiles GmbH will then issue you a new check, less any German taxes due.

9.	What if I have transferred from Quintiles GmbH to another Quintiles subsidiary?

If you have transferred to another Quintiles subsidiary that does not participate in the U.S. ESOP/401(k), your participation in the plan will be terminated and your account will be distributed as described above.

Approved Profit Sharing Scheme (APSS) – United Kingdom

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	What will happen to shares held in Quintiles Holdings Limited APSS?

The shares will be converted to the right to receive $14.50 per share.

2.	What will happen to the 15th April 2000 appropriation due as of 15th April 2003?

In the interests of expediency, the APSS Trustees have decided to release this appropriation in cash form, as soon as possible after closing. This will not incur an Income Tax liability for the Beneficial Owners (participants in the APSS).

3.	What will happen to the final appropriation made on 15th April 2001 and due for release after 15th April 2004?

The final appropriation in the APSS will be converted into cash under the terms of the agreement. The U.K. Inland Revenue opinion states this action will incur an Income Tax liability for the Beneficial Owners.

4.	When will the shares be converted into cash?

The APSS Trustee will transfer the cash received from the exchange of shares into the plan account as soon as administratively possible after closing.

5.	How will the shares be taxed and paid out of the plan for the final appropriation made on 15th April 2001?

After receipt of cash in the APSS plan account, the U.K. payroll department will tax the Beneficial Owners as follows:

•	Active employees will be taxed via payroll at their marginal income tax rate. The timing will be determined by how long it takes the PSC to process the APSS cash into the payroll.

•	Ex-employees will have income tax deducted at the basic rate and the proceeds will be forwarded to them by mail once their recorded addresses have been verified.

•	In the event of non-traceable ex-employees, the Trustees will hold the “taxed proceeds” while efforts are made to locate them.

6.	If I have paper certificates, how can I exchange them for cash?

The Exchange Agent will send Transmittal Letters to registered certificate shareholders. Once steps in the letter have been completed, cash will be paid in due course.

7.	What are Transmittal Letters and when will they be mailed?

Transmittal Letters contain detailed instructions of how to return the original stock certificates to the Exchange Agent in exchange for cash. Please note:

•	The Exchange Agent will send checks back by first class mail payable only in U.S. currency to the registered shareholder.

•	The cost of conversion from U.S. dollars to local currency will be borne by participants.

•	Wire payments are only available for proceeds greater than $50,000 less a $35 fee per wire. If the shareholder is eligible, the required information such as bank name, account number, transit number, etc. will be requested in the Transmittal Letter.

8.	If I have lost or misplaced my stock certificate, may I submit a copy instead?

No. Only original stock certificates can be submitted for the exchange of shares for cash. Copies are not accepted.

9.	What do I do if I have lost or misplaced my stock certificate? Who do I contact?

In the event you have lost your stock certificate (or it has been stolen or destroyed) and notwithstanding any instructions to the contrary in the Transmittal Letter, please contact Michael Wilson by e-mailing him on Quintiles’ Lotus Notes Address Book or at michael.wilson@quintiles.com or by calling Michael at +44 (0)1344 708262. Michael will deal directly with Wachovia on your behalf.

10.	Does it matter if such formalities are not completed prior to closing?

No.

11.	If I have Quintiles shares in a brokerage account, how will the shares be exchanged for cash? Do I need to do anything?

At the Effective Time, your brokerage firm will contact the Depositary Trust Clearing Company to request the exchange of shares for cash. Upon receipt of the request from the Depositary Trust Clearing Company, the Exchange Agent will exchange the shares for cash as soon as administratively possible. After the Depositary Trust Clearing Company allocates the cash to your brokerage firm, the shares held in your brokerage account will automatically be exchanged for cash. You will need to contact your broker directly for information regarding when the exchange for cash for the shares held in your account will occur. Please note that there may be a fee for exchanging the shares held in your brokerage account for cash (e.g., if you use E*TRADE OptionsLink as your broker, you will be required to pay a standard $20 reorganization fee for such exchange).

APSS – Ireland

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	What will happen to shares held in Quintiles Ireland Trustees Limited APSS?

The shares will be converted to the right to receive $14.50 per share.

2.	What will happen to the appropriations prior to the 15th April appropriation?

These appropriations in the APSS will be converted into cash under terms of the merger agreement. When this action occurs, each Beneficial Owner will not incur an income tax liability on the cash amounts, but may incur Capital Gains tax liability, which will be the responsibility of the employee to declare to the Revenue Commissioners.

3.	What will happen to the 15th April 2001 appropriation due for release after 15th April 2004?

The final appropriation in the APSS will be converted into cash under the terms of the merger agreement. When this action occurs, each Beneficial Owner will incur an income tax liability on the cash amounts, but QDUB will not deduct taxes. QDUB will only deduct taxes from the final APSS appropriation in the last scheme made on 15th April 2001, due for release after 15th April 2004.

4.	When will the shares be converted into cash?

The APSS Trustee will transfer the cash received from the exchange of shares into the plan account as soon as administratively possible following closing.

5.	How will the shares be taxed and paid out of the plan for the final appropriation made on 15th April 2001?

After receipt of cash in the APSS plan, Maria Foley at QDUB will begin to pay out the amounts to the APSS participants. The process will take about five business days for the current employees.

6.	If I have paper certificates, how can I exchange them for cash?

The Exchange Agent will send Transmittal Letters to registered certificate shareholders.

7.	What are Transmittal Letters and when will they be mailed?

Transmittal Letters contain detailed instructions of how to return the original stock certificates to the Exchange Agent in exchange for cash. Please note:

•	The Exchange Agent will send checks back by first class mail payable only in U.S. currency to the registered shareholder.

•	The cost of conversion from U.S. dollars to local currency will be borne by participants.

•	Wire payments are only available for proceeds greater than $50,000 less a $35 fee per wire. If the shareholder is eligible, the required information such as bank name, account number, transit number, etc. will be requested in the Transmittal Letter.

8.	If I have lost or misplaced my stock certificate, may I submit a copy instead?

No. Only original stock certificates can be submitted for the exchange of shares for cash. Copies are not accepted.

9.	What do I do if I have lost or misplaced my stock certificate? Who do I contact?

In the event you have lost your stock certificate (or it has been stolen or destroyed), you should follow the instructions contained in the Transmittal Letter. You will be required to fill out an Affidavit of Loss Form and may be required to pay certain fees in connection with providing Wachovia the Affidavit of Loss Form. Wachovia will notify each shareholder of the exact fee and will provide additional instructions about returning the Affidavit of Loss Form.

10.	If I have Quintiles shares in a brokerage account, how will the shares be exchanged for cash? Do I need to do anything?

At the Effective Time, your brokerage firm will contact the Depositary Trust Clearing Company to request the exchange of shares for cash. Upon receipt of the request from the Depositary Trust Clearing Company, the Exchange Agent will exchange the shares for cash as soon as administratively possible. After the Depositary Trust Clearing Company allocates the cash to your brokerage firm, the shares held in your brokerage account will automatically be exchanged for cash. You will need to contact your broker directly for information regarding when the exchange for cash for the shares held in your account will occur. Please note that there may be a fee for exchanging the shares held in your brokerage account for cash (e.g., if you use E*TRADE OptionsLink as your broker, you will be required to pay a standard $20 reorganization fee for such exchange).

Employee Stock Ownership Plan for Non-U.S. Employees (Australia and New Zealand, Belgium, Canada, and Singapore) (Global ESOP)

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	Will the Global ESOP continue after closing?

No. The Global ESOP will be terminated when the merger closes.

2.	How will termination of the plan affect my vesting percentage?

At closing you will become fully vested in your Global ESOP shares. (Note: Participants who terminate employment other than as a result of their retirement, death or disability before closing will forfeit any unvested portion of their accounts as they always have.)

3.	What will happen to my Global ESOP shares at closing?

Your Global ESOP shares will be converted into cash at $14.50 per share as soon as administratively possible after closing.

4.	How do I get a distribution from the terminated plan?

The distributions will be paid out automatically by the Trustee, Mourant & Co., per instructions from the plan administrator. The Trustee will batch and process distributions likely within two months after closing.

5.	What currency will be used for the checks?

The checks will be issued in local currency based on the country in which the plan was established.

6.	Will taxes be withheld?

Taxation is handled differently in each country. Please see the country-specific information below:

a)	Australia and New Zealand – No taxes will be withheld. Participants are solely responsible for reporting these amounts and for payment of any taxes due.

b)	Belgium – No taxes will be withheld. Participants are solely responsible for reporting these amounts and for payment of any taxes due. Local HR will provide instructions about how to file the receipt of the Global ESOP distribution on their 2003 income tax return.

c)	Canada – Taxes will be deducted and reported to the proper authorities on a T4 by Quintiles’ Montreal office as required by Canadian law.

d)	Singapore – No taxes will be withheld. Singapore will report the distributions on a Form IR8A as required by law. Participants are solely responsible for payment of any taxes due.

7.	How will I receive my check?

Distribution of checks will be handled differently in each country. All distributions will be paid out as soon as administratively practicable, likely within two months of closing. Please see the country specific information below:

a)	Australia and New Zealand – Checks will be mailed from Quintiles Australia Pty Limited to each participant’s home address.

b)	Belgium – Checks will be sent by registered mail from Quintiles Belgium to the participants together with instructions from Stibbe, Belgium’s legal consultants, on how to make required tax filings.

c)	Canada – The Quintiles Montreal office will calculate any taxes and deposit the net proceeds into each employee’s payroll bank account.

d)	Singapore – Active employees will receive their money through the interbank GIRO during the monthly payroll processing. Former employees will receive checks mailed from Quintiles East Asia Pte. Ltd. to their home address.

Sharesave Q&A (UK Only)

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

Sharesave is a UK only, Inland Revenue approved, save as you earn scheme linked to an option to buy shares in Quintiles. Sharesave was offered to eligible employees in 1999, 2000 and 2001.

The following table provides details on the various Sharesave schemes:

						Applicable
						Annual
			Scheme			Interest Rate
			Maturity Date			if Cancel
	First	Contracted	(provided no			Membership
Invitation	Payroll	Savings	missed/suspended	Applicable Tax Free Bonus (as	Share Option	(after 1 Yrs
Date	Deductions	Period	contributions)	set by the Inland Revenue)	Grant Prices	Contributions)

December-98	01-Feb-99	5 Years (60 payments)	01-Feb-04	7.50 x Contracted Monthly Payment	$47.3750	3%
December-99	01 -Feb-00	5 Years (60 payments)	01-Feb-05	7.50 x Contracted Monthly Payment	$17.9375	3%
December-00	01-Feb-01	3 Years (36 payments)	01-Feb-04	2.75 x Contracted Monthly Payment	$18.8125	3%
December-00	01-Feb-01	5 Years (60 payments)	01-Feb-06	7.50 x Contracted Monthly Payment	$18.8125	3%
December-01	01-Feb-02	3 Years (36 payments)	01-Feb-05	2.00 x Contracted Monthly Payment	$16.4200	2%
December-01	01-Feb-02	5 Years (60 payments)	01-Feb-07	6.20 x Contracted Monthly Payment	$16.4200	2%

1.	How do I find out what Sharesave scheme, if any, I am signed up to?

If you participate in a Quintiles Sharesave scheme our administrators Lloyds, TSB Registrars, will have sent you plan details at the time of acceptance into the scheme. If you have any questions regarding your scheme membership you should contact Lloyds TSB Registrars on 0870 241 3938.

2.	What will be my alternative courses of action should the proposed Pharma Services Merger be approved?

If the proposed Pharma Services Merger is approved you will have the following alternative courses of action:

–	you may continue to save money in your savings account until the bonus date in order to receive the applicable tax free bonus; or
–	you may close your savings account and receive a refund of your savings plus any interest due.

3.	When will I find out more information regarding these choices?

If the proposed Pharma Services Merger is approved, within 10 days of the merger date, a letter will be sent to the home address of all Sharesave account holders detailing further information on the choices available to you.

Employee Stock Purchase Plan (ESPP)

The following Q&A addresses what will happen to the Quintiles stock held in various employee benefit plans, as well as to employee’s stock options, upon the completion of the proposed merger of Quintiles and Pharma Services.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	What will happen to the shares in my ESPP account at E*TRADE?

Your shares under the ESPP will be converted into the right to receive $14.50 per share as soon as administratively possible following closing.

•	The conversion of the shares into cash is a taxable event, and participants are urged to get financial advice. Generally, if a participant has held ESPP shares for less than two years after the grant date, the participant will recognize ordinary income equal to the difference between the value of the shares on the purchase date over the price paid for them. This amount will be reported on the participant’s 2003 W-2 Form. By contrast, if a participant has held ESPP shares for more than two years after the grant date, 15% of their total value based on the share price on the grant date (but not more than $14.50 per share less the price paid for the shares) will be reported on the participant’s 2003 W-2 Form and will be taxed as ordinary income.

•	If shares are sold for a loss, the loss will be considered a capital loss (short or long term, depending on how long the shares were held).

2.	Do I need to activate my ESPP account at E*TRADE OptionsLink?

The IRS requires that any accounts not activated by the participants will be subject to an immediate 30% backup withholding deducted from the participants’ accounts. Notification was sent to all participants with inactive accounts by Quintiles and E*TRADE during the first week in September. (Please note, however, that while activating your account will generally keep these proceeds from being subject to backup withholding, doing so will not keep them from being subject to tax.)

If your E*TRADE OptionsLink account is already activated for stock options, then no activation of the account is required for the ESPP shares.

3.	Are there any fees for the exchange of cash for the ESPP shares?

Yes, there is a $20 re-organization fee that will be deducted from your account the same day the shares are exchanged for cash. If you have both an E*TRADE account and an OptionsLink account, only one $20 fee will be deducted.

4.	How do I request the cash after the conversion of the shares to cash?

Once the shares have been exchanged for cash, the tender funds will be deposited into your E*TRADE account. You will have to request a check, wire or write yourself a check if you want to move the funds out of your E*TRADE account. Please contact E*TRADE OptionsLink at 1-800-838-0908 or on-line at www.optionslink.etrade.com.

5.	Are there any other fees for cashing out my ESPP account?

Yes. The fee for requesting a check is $10 and a wire is $25. There is no charge if you have an E*TRADE checkbook and write a check.

6.	Will I receive any type of tax reporting for the sale and/or conversion of my ESPP shares into cash?

Yes. In addition to the reporting of ordinary income on Form W-2 as described above, E*TRADE will issue a 2003 Form 1099B for the sale and any backup withholding. The 2003 tax forms will be mailed in the beginning of the 2004 calendar year.

Employee Stock Options

This section contains general statements about the treatment of employee stock options. There may be some variation from country to country depending upon local laws and regulations.

Once the proposed merger has been completed, participants will receive more information if they need to take any actions in addition to those described in this Q&A.

All of the answers provided in this Q&A assume that shareholders will approve the proposed merger, that the other conditions to closing will be satisfied and that the merger will be completed.

1.	What will happen to my stock options?

Immediately prior to closing all options will become fully vested, and then, at closing, any unexercised options will be cancelled and exchanged for a right to a cash payment equal to the excess of $14.50 per share minus the applicable exercise price of the option, multiplied by the number of shares for which the option was exercisable immediately prior to cancellation, minus any amounts required to be withheld for tax purposes. For example:

Total	Number	Number	Deal	Option	Pre-tax cash	Calculation	Total pre-
number	of	of options	price	price	payable per	of total pre-	tax cash
of	options	unvested			option	tax cash	payable
options	vested					payable

300	200	100	$14.50	$13.4375	$1.0625	300 x $1.0625	$318.75
200	150	50	$14.50	$18.00	$0	200 x $0	$0
						Total	$318.75

2.	What happens to options granted that have an exercise price greater than or equal to $14.50?

All options will be cancelled and holders of options will not have the right to receive any cash for options that have an exercise price greater than or equal to $14.50 per share (see the table above).

3.	What if I am no longer employed by Quintiles?

If you still have options outstanding at the effective time of the proposed transaction, your vested options will be eligible for the same treatment as the options of current employees. Any of your options that have expired or been cancelled prior to the effective time of the proposed transaction will not be eligible for such treatment.

4.	Do I have to exercise my options to receive the payment?

No. You do not have to exercise your options to receive payment. Payment will be made by Quintiles and will not involve E*TRADE. Employees will not have to pay any fees.

5.	What do I need to do to receive payment for my stock options?

If you are eligible to receive a cash payment for your options, you will need to return a signed Acknowledgement Form acknowledging the cancellation of your options resulting from the merger in order to receive payment for your stock options. If you do not return a signed Acknowledgement Form, you will not receive payment.

6.	When and how will I receive the Acknowledgement Form?

If you are eligible to receive a cash payment, the Acknowledgment Form will be sent to you immediately after closing. The Acknowledgment Form will include instructions for returning the form.

7.	When will I receive the payment?

You will receive the payment as soon as practicable after you return your signed Acknowledgement Form.

8.	How will I receive the payment?

The method of payment, whether by check, direct deposit or other method, as well as whether it will be included with your usual pay or be paid separately, will be determined by your local payroll department. Please check with your local HR rep for details.

9.	Will I have to pay taxes on the payment?

Tax rules vary throughout the world. In most countries where Quintiles has employees the payment will be considered income and will be taxed accordingly. Where it is required, Quintiles will make the appropriate tax withholding and governmental reporting. Please check with your local Human Resources representative if you need country-specific information.

10.	Will I be paid in U.S. dollars?

You will be paid in the same currency as your regular pay.

11.	Will my payment be eligible for 401(k) deferrals (U.S. only)?

No. The payment is not eligible for 401(k) deferrals.

12.	Do I have to activate my E*TRADE OptionsLink account to receive the payment?

No. Because Quintiles is making the payments, it is not necessary to activate your account at E*TRADE. However, if you would like to review your stock options, E*TRADE OptionsLink offers a stock option modeling tool which allows optionees to estimate the amount of cash they might receive at $14.50 per option if all their vested and unvested options are converted into the right to receive cash in connection with the merger. To access this modeling tool:

–	Go to www.optionslink.com
–	Log on to your account (account activation and log-on instructions are included in the Stock Options Q&A — click here to access the Stock Options Q&A)
–	Select the Modeling tab at the top of the page
–	Select Model Stock Option Exercise — you will be looking at the same-day-sale model
–	Enter a share price of $14.50
–	Enter an applicable tax withholding rate to estimate taxes, or enter 0 to show your estimated pre-tax proceeds

–	To calculate the estimated net proceeds for your vested stock options, select the Calculate button at the bottom of the page.
–	To calculate the estimated net proceeds for all stock options, change the quantity in the “To Be Exercised” column to match the number in the “Shares” column. Select the Calculate button at the bottom of the page.

13.	What happens to my options between now and the completion of the proposed transaction?

Until the merger is completed, outstanding stock options will continue to operate under the terms of the respective plans and agreements. This means, for example, that you may exercise any vested options via E*TRADE OptionsLink at any time up to the time of the merger. Further it means that if you leave Quintiles before the merger is completed, your unvested options will be cancelled.

14.	Who can I contact if I have questions?

You can contact the North America Human Resources Professional Services Center at 800 526-7094, the United Kingdom-Ireland Human Resources Professional Services Center at 44 (0) 1506 81 8080, or your local Human Resources representative.

Important Legal Information:

Quintiles optionees, like Quintiles shareholders, are urged to read Quintiles’ definitive proxy statement relating to the special shareholders meeting to consider the proposed transaction as it contains important information.

As filed with the SEC on September 22, 2003.